UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 16, 2016

MYnd Analytics, Inc.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

Record Date for 2016 Annual Meeting of Stockholders

The Board of Directors (the "Board") of MYnd Analytics, Inc., a Delaware corporation (the "Company"), has determined that the record date for the Company's 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting") will be July 18, 2016.

Stockholder Proposals

Because the 2016 Annual Meeting will be advanced more than 30 days from the anniversary date of the Company's 2015 annual meeting of stockholders, the deadline for stockholder proposals for consideration at the 2016 Annual Meeting set forth in the Company's definitive proxy statement filed with the SEC on October 6, 2015 no longer applies. If a stockholder of the Company intends to present a proposal for consideration at the 2016 Annual Meeting, including any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submitting the notice of stockholder proposal, including any notice on Schedule 14N, is the close of business on July 1, 2016. Any notice should be delivered to the Company at its principal executive offices located at 26522 La Alameda, Suite 290, Mission Viejo, CA 92691, Attention: Corporate Secretary. Any stockholder proposal received after July 1, 2016 will be considered untimely and will not be included in the Company's proxy materials for the 2016 Annual Meeting nor will it be considered at the 2016 Annual Meeting. Any stockholder proposal must also comply with the requirements of Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the Company's By-Laws, as applicable.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Paul Buck
June 22, 2016		Paul Buck
Chief Financial Officer